STRICTLY CONFIDENTIAL

October 26, 2005


Perot Investments, Inc.
2300 West Plano Parkway
Plano, Texas 75075

Ladies and Gentlemen:

         The purpose of this agreement is to set forth the basis upon which PRG-Schultz International, Inc. (together with all of its affiliates, the "Company") proposes to provide to you and other members of the ad hoc committee of holders of the Company's 4 3/4% Convertible Subordinated Notes due 2006 (the "Notes" and such committee, the "Ad Hoc Noteholders Committee") with Evaluation Material (as defined herein) for use in connection with contemplated discussions between the Company and the Ad Hoc Noteholders Committee regarding a possible transaction (a "Possible Transaction") involving the restructuring of the Notes.

         CONFIDENTIALITY OF EVALUATION MATERIALS: As a condition to your being furnished with such information, you agree to treat any information concerning the Company that is furnished to you by or on behalf of the Company after the date of this agreement and regardless of the manner in which it is furnished, together with analyses, compilations, studies or other documents or records prepared by you or any of your directors, officers, employees, affiliates, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and any representatives of your advisors) (collectively, "Representatives") to the extent that such analyses, compilations, studies, documents or records contain or otherwise reflect or are generated from such information (hereinafter collectively referred to as the "Evaluation Material"), in accordance with the provisions of this agreement. The term "Evaluation Material" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives in violation of this agreement, (ii) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisors provided that such source is not known to you to be bound by a confidentiality agreement with the Company or otherwise not known to you to be prohibited from transmitting the information to you by a contractual, legal or fiduciary obligation, (iii) was within your possession prior to its being furnished to you by or on behalf of the Company, provided that the source of such information was not known to you to be bound by a confidentiality agreement with the Company or otherwise not known to you to be prohibited from transmitting the information to you by a contractual, legal or fiduciary obligation, or (iv) was independently developed by you using information that is not known to otherwise constitute Evaluation Material. Any combination of information shall not be deemed to be within the foregoing exceptions because individual features of the information are in the public domain.

         RESTRICTIONS ON DISCLOSURE AND USE: You agree that the Evaluation Material will be used solely for the purpose of evaluating and/or participating in a Possible Transaction, and not used for any other purpose, and that such Evaluation Material will be kept confidential by you and your Representatives; provided, however, that (a) such Evaluation Material may be disclosed



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to your Representatives who need to know such information for the purpose of evaluating any such Possible Transaction (it being understood that such Representatives shall have been informed by you of the confidential and proprietary nature of the Evaluation Material and shall have been advised by you of this agreement and whom you shall cause to comply with the provisions hereof), and (b) any disclosure of such Evaluation Material may be made to which the Company consents in writing prior to disclosure. In any event, you shall be responsible for any breach of this agreement by any of your Representatives and you agree, at your sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material. You further agree that the Evaluation Material that is in written form shall not be copied or reproduced at any time without the prior written consent of the Company, except for distribution to your Representatives in accordance with and subject to the provisions of this agreement.

         You acknowledge that you are aware, and will advise each of your Representatives who is informed as to the matters that are the subject of this agreement, that the securities laws of the United States prohibit any person who or that has received from an issuer of securities material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         In addition, except as required by any applicable law, rule or regulation, without the prior written consent of the Company, you will not, and will direct your Representatives not to, disclose to any person other than other members of the Ad Hoc Noteholders Committee, (i) the existence of this agreement and that the Evaluation Material has been made available to you or your Representatives, (ii) that discussions or negotiations are taking place concerning a Possible Transaction between the Company and you or (iii) any terms, conditions or other facts with respect to any such Possible Transaction, including the status thereof. For these purposes, it is understood and agreed that the members of the Ad Hoc Noteholders Committee may make securities filings under Section 13(d) of the Securities Exchange Act of 1934 in which the matters set forth in clauses (i) and (ii) above may be disclosed to the extent counsel for the Ad Hoc Noteholders Committee believes such disclosure is required by law.

         In the event that you or your Representatives are requested or required pursuant to any applicable law, rule or regulation (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Evaluation Material or any other information regarding the existence of this agreement or discussions or negotiations concerning a Possible Transaction between the Company and you, it is agreed that you will provide the Company with prompt notice of any such request or requirement (written if practical) so that the Company may seek an appropriate protective order or waive your compliance with the provisions of this agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, you or your Representatives are legally compelled to disclose Evaluation Material, you or your Representatives may disclose only that portion of the Evaluation Material which you or your Representatives are legally compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Evaluation Material which is being disclosed. In any event, you or your Representatives will not oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material. In the event that you or your Representatives shall have complied with the provisions of this paragraph, the Company agrees that such disclosure may be made by you or your Representatives without any liability hereunder.

         STANDSTILL: In consideration of your being furnished the Evaluation Materials and in view of the fact that the Evaluation Materials consist and will consist of confidential, non-public and proprietary information, you agree that during the term of this agreement, without the prior written consent of the Company, neither you nor any of your affiliates will, directly or indirectly, alone or in concert with others: (i) purchase, offer or agree to purchase, or announce an intention to purchase any securities or assets of the Company or any subsidiary or any derivative securities that derive value by reference to securities or assets of the Company or any subsidiary or any rights or options to acquire the same (provided, however, that you and your affiliates may convert into the common stock of the Company any Notes that you or your affiliates currently hold); (ii) make, or in any way participate in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person (other than your current affiliates who currently beneficially own any of the Company's securities) with respect to the voting of any voting securities of the Company; (iii) initiate or support any stockholder proposal with respect to the Company; (iv) except as required by any applicable law, rule or regulation make any public statement and/or announcement with respect to, or submit a proposal for, or make an offer (with or without conditions) of any extraordinary transaction involving the Company or its securities, assets or business or any subsidiary or division thereof, or of any successor thereto or any controlling person thereof; or (v) form, join or in any way participate in a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 in connection with any of the foregoing (except to the extent you and certain of your affiliates previously have identified yourselves, and are currently acting as, such a group), provided that the prohibition against taking any action listed in this paragraph shall lapse in the event that (a) the Company files, or there is commenced against the Company, any petition for relief under Title 11 of the United States Code, (b) the Company announces the acceptance of an offer from any party, other than an offer accepted or endorsed by the Ad Hoc Noteholders Committee, for any business combination, sale or similar extraordinary transaction involving the Company or all or substantially all of its assets (a "Significant Transaction"), (c) the failure to make the November 26, 2005, interest payment on the Notes or announcement of a default under the Notes and/or their related Indenture between the Company and SunTrust Bank, dated November 26, 2001, or (d) the Company announces its intent to conduct, or initiates the conduct of, an auction or similar process involving a Significant Transaction (provided that this provision shall not apply to a limited market check involving prior participants in the Company's previously conducted auction), and provided further that nothing herein shall restrict you from proposing, negotiating or discussing a Possible Transaction with the members of the Ad Hoc Noteholders Committee and the Company or forming a "group" for that purpose.

         Within five business days after the earliest to occur of an event described in clause (a), (b), (c), or (d) of the preceding paragraph and the Termination Date (as defined below), the Company shall publicly disclose, by press release, Securities and Exchange Commission filing or otherwise, an appropriate summary of the Evaluation Material that the Company believes, in its


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reasonable judgment, constitutes the then material non-public information contained in the Evaluation Material. If the Company fails to make such disclosure prior to such date, the Company, recognizing that time is of the essence, agrees that, at the Company's sole expense, you are authorized to make the Evaluation Material or any portion thereof available to the public generally, without any liability to the Company for such disclosure.

         NO WARRANTY: Subject to the terms and conditions of any definitive agreement providing for a transaction and without prejudice thereto, you understand and acknowledge that any and all information contained in the Evaluation Material is being provided without any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, on the part of the Company. It is understood that the scope of any representations and warranties to be given by the Company will be negotiated along with other terms and conditions in arriving at a mutually acceptable form of definitive agreement should discussions between you and the Company progress to such a point. Notwithstanding anything in this agreement to the contrary, we represent and warrant that we may rightfully disclose or make available Evaluation Material to you without the violation of any contractual, legal, fiduciary or other obligation to any person.

         OWNERSHIP AND RETURN OF THE EVALUATION MATERIAL: All Evaluation Material disclosed by the Company shall be and shall remain the property of the Company. Upon the request of the Company, you shall, at your election, either return or destroy all documents thereof furnished to you by the Company, except one copy of such documents may be kept in your legal department for compliance purposes. Except to the extent a party is advised by counsel such destruction is prohibited by law, you will also, at your election, either return to the Company or destroy all written material, memoranda, notes, copies, excerpts and other writings or recordings whatsoever prepared by you or your Representatives based upon, containing or otherwise reflecting any Evaluation Material except one copy of such documents may be kept in your legal department or with your legal counsel for compliance purposes. Any destruction of materials shall be verified by you in writing by one of your duly authorized officers. Any Evaluation Material that is not returned or destroyed, including without limitation, any oral Evaluation Material, shall remain subject to the confidentiality obligations set forth in this agreement.

         NO OBLIGATION: You agree that unless and until a definitive agreement regarding a Possible Transaction between the Company and you has been executed, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this agreement except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to a Possible Transaction, to terminate discussions and negotiations with you or your Representatives at any time and to conduct any process for a transaction involving the Company as it may determine.

         REMEDIES: It is understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement and each party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach and you further agree to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this


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agreement but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this agreement, if a court of competent jurisdiction determines in a final, non-appealable order that either party or its Representatives have breached this agreement, then such party shall reimburse the other party for its reasonable legal fees and expenses incurred in connection with such litigation, including any appeals therefrom.

         GOVERNING LAW; JURISDICTION: This agreement shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. You agree, on behalf of yourself and your Representatives, to submit to the jurisdiction of any state or federal court of competent jurisdiction located in the state of Delaware to resolve any dispute relating to this agreement and waive any right to move to dismiss or transfer any such action brought in any such court on the basis of any objection to personal jurisdiction or venue.

         ENTIRE AGREEMENT: This agreement constitutes the entire agreement, and supersedes any and all other prior agreements, representations and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         TERM: Your obligations under this agreement shall expire on December 31, 2005 (the "Termination Date").

         This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

                                  Very truly yours,

                                  PRG-SCHULTZ INTERNATIONAL, INC.



                                  By:     /s/ Clinton McKellar Jr.
                                       -------------------------------------
                                  Name:  Clinton McKellar Jr.
                                  Title: Senior Vice President and General
                                         Counsel

Accepted and agreed as of the
date first written above:

Perot Investments, Inc.


By:   /s/ Steven Blasnik
   -----------------------------------------
Name:   Steven Blasnik
Title:  President